EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Zafgen, Inc. of our report dated March 14, 2014, except for the third paragraph of Note 15, as to which the date is June 5, 2014, relating to the consolidated financial statements of Zafgen, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 9, 2015